Exhibit 5.1

July 2, 2014

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

Attention:	C. Howard Nye, President, Chief Executive Officer
and Chairman of the Board

Re:	Martin Marietta Materials, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as North Carolina counsel to Martin Marietta Materials, Inc. (the “Company”) in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale of up to 2,714,064 shares of the Company’s common stock, $.01 par value (the “Shares”), pursuant to the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan and the Texas Industries, Inc. Management Deferred Compensation Plan (together, the “TXI Plans”). The Company is filing the Registration Statement in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 27, 2014, by and among the Company, Project Holdings, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Texas Industries, Inc. (“TXI”), pursuant to which Merger Sub merged with and into TXI (the “Merger”), with TXI surviving as a wholly owned subsidiary of the Company. The TXI Plans have been assumed by the Company in connection with the consummation of the Merger.

We understand that the Registration Statement is being filed with the Securities and Exchange Commission and that this letter is to be included as Exhibit 5.1 thereof.

We have examined the Registration Statement, the articles of incorporation and the bylaws of the Company, corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have assumed that the Company and those officers, employees and other persons who may receive awards under the TXI Plans will have complied with the relevant requirements of the TXI Plans and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.        The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina; and

Robinson Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 ■ Charlotte, NC 28246 ■ 704.377.2536

2.        The Shares, if and when originally issued and sold by the Company pursuant to the terms and conditions of the applicable TXI Plan, and upon payment of the consideration payable therefor pursuant to the applicable TXI Plan, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

The opinions expressed herein are limited to the laws of the State of North Carolina and the federal laws of the United States, and we express no opinion with respect to the laws of any other state or jurisdiction.

The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ ROBINSON, BRADSHAW & HINSON, P.A.